Exhibit 99.1

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT ANNOUNCES SECOND QUARTER 2014 RESULTS AND EXPANDED STOCK REPURCHASE PROGRAM

Second quarter revenue up 3.9% sequentially and 16.5% year-over-year;

Revises guidance for 2014 revenue to at least 14% year-over-year growth;

Re-affirms full-year non-GAAP EPS

Expands stock repurchase program from $1.5 to $2.0 billion

TEANECK, N.J., August 6, 2014 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting, and business process outsourcing services, today announced its second quarter 2014 financial results.

Highlights – Second Quarter 2014

•	Second quarter revenue of $2.52 billion was up 16.5% from the year-ago period and up 3.9% sequentially.

•	GAAP diluted EPS was $0.61, up from $0.49 in the year-ago period.

•	Non-GAAP diluted EPS was $0.66, up from $0.58 in the year-ago period.

•	Net headcount addition for the quarter was approximately 8,800.

Revenue for the second quarter of 2014 rose to $2.52 billion, up 16.5% from $2.16 billion in the second quarter of 2013. GAAP net income was $371.9 million, or $0.61 per diluted share, compared to $300.4 million, or $0.49 per diluted share, in the second quarter of 2013. Non-GAAP diluted earnings per share was $0.66 compared to $0.58 in the second quarter of 2013. GAAP operating margin for the quarter was 19.4%. Non-GAAP operating margin was 21.0%, higher than the Company’s target range of 19-20%. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“Due to weakness at certain clients and longer than anticipated sales cycles for certain large integrated deals, we are adopting a more conservative stance for the remainder of the year and revising our 2014 revenue guidance to growth of at least 14% over the prior year, while maintaining our full year non-GAAP EPS guidance of $2.54,” said Francisco D’Souza, Chief Executive Officer of Cognizant. “We continue to believe that we have the right strategy and portfolio of services to deliver long-term industry leading growth and also meet the ever changing demands of the market.”

“We are pleased to announce three transformational engagements for our clients totaling $3.5 billion in contract value, including a letter of intent with Health Net, Inc., a leading California-based managed care organization. The Health Net engagement is a seven year deal, and following contract finalization and applicable regulatory approval, is expected to represent approximately $2.7 billion in total contract value, the largest in our history,” said Gordon Coburn, President. “We expect these three clients to generate at least $200 million in incremental revenue in 2015. These engagements are illustrative of the success of our strategy of re-investing in our business to meet our clients’ dual mandate of ‘running better’ to drive operational efficiency and ‘running different’ to drive growth and innovation.”

2014 Outlook – Third Quarter and Full Year

The Company is providing the following guidance:

•	Third quarter 2014 revenue expected to be between $2.55 billion and $2.58 billion.

•	Third quarter 2014 non-GAAP diluted EPS expected to be at least $0.63.

•	Fiscal 2014 revenue expected to be up at least 14% compared to 2013.

•	Fiscal 2014 non-GAAP diluted EPS expected to be at least $2.54.

“We continued to generate healthy profitability during the first half of 2014, as our non-GAAP operating margins came in higher than our targeted range of 19 to 20%. We believe this positions us well to absorb our annual wage increases in the third quarter of 2014,” said Karen McLoughlin, Chief Financial Officer. “During the second quarter, we repurchased over $100 million of shares under our stock repurchase program and have expanded the program to $2.0 billion, reflecting our ability to generate strong cash flows, confidence in our business, and our commitment to driving shareholder value.”

Expansion of Stock Repurchase Program

Our Board of Directors approved an increase of the Company’s stock repurchase program by $500 million, from $1.5 billion to $2.0 billion, and extended the term of the program to December 31, 2015. Since inception of the program, the Company has repurchased over $1.1 billion of its shares under this program.

The Company is authorized to repurchase shares under the program through open market purchases, including under a trading plan adopted pursuant to Rule 10b5-1, or through privately negotiated transactions, in accordance with applicable federal securities laws. The timing of repurchases and the exact number of shares to be purchased will be determined by the Company’s management, in its discretion, or pursuant to a Rule 10b5-1 trading plan, and will depend upon market conditions and other factors. The repurchases are expected to be funded using the Company’s cash on hand and cash generated from operations. The program may be extended, suspended or discontinued at any time.

Conference Call

Cognizant will host a conference call on August 6, 2014 at 8:00 a.m. (Eastern) to discuss the Company’s Second Quarter 2014 results. To listen to the conference call, please dial (877) 810-9510 (domestic) and (201) 493-6778 (international) and provide the following conference passcode: Cognizant Call.

The conference call will also be available live via the Internet by accessing the Cognizant website at www.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (877) 660-6853 for domestic callers or (201) 612-7415 for international callers and entering 13586469 from two hours after the end of the call until 11:59 p.m. (Eastern) on Wednesday, August 20, 2014. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 75 development and delivery centers worldwide and approximately 187,400 employees as of June 30, 2014, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including, but not limited to, our expectations regarding engagements with Health Net and other clients, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk that we may not be able to negotiate a final contract with Health Net or obtain applicable regulatory approval, and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures

To supplement our financial results presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share (“non-GAAP diluted EPS”). These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Cognizant’s GAAP financial measures to the corresponding non-GAAP measures should be carefully evaluated. With respect to our expectations in the “2014 Outlook – Third Quarter and Full Year” section above, reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to net non-operating foreign currency exchange gains or losses which are excluded from the non-GAAP diluted EPS.

We seek to manage the company to a targeted operating margin, excluding stock-based compensation costs and acquisition-related charges, of 19% to 20% of revenues. Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our condensed consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs. In addition to excluding stock-based compensation costs and acquisition-related charges, our non-GAAP diluted earnings per share also exclude net non-operating foreign currency exchange gains or losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes. Management believes providing investors with an operating view consistent with how it manages the company provides enhanced transparency into the operating results of the company. For our internal management reporting and budgeting purposes, we use non-GAAP financial measures for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures provides a meaningful measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP measures versus financial measures calculated in accordance with GAAP is that non-GAAP measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation, acquisition-related charges, including amortization of purchased intangibles, and net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share to allow investors to evaluate such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

Contact: David Nelson

VP, Investor Relations & Treasurer

201-498-8840

david.nelson@cognizant.com

- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues	$2,517,094	$2,161,240	$4,939,442	$4,181,978

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	1,499,462	1,272,013	2,931,906	2,471,978
Selling, general and administrative expenses	482,985	420,526	968,380	833,730
Depreciation and amortization expense	46,726	41,898	91,199	83,560

Income from operations	487,921	426,803	947,957	792,710

Other income (expense), net:
Interest income	14,132	13,080	27,637	26,327
Foreign currency exchange gains (losses), net	(752)	(19,074)	(1,969)	(22,825)
Other, net	537	(412)	1,401	1,368

Total other income (expense), net	13,917	(6,406)	27,069	4,870

Income before provision for income taxes	501,838	420,397	975,026	797,580
Provision for income taxes	129,930	119,987	254,240	212,961

Net income	$371,908	$300,410	$720,786	$584,619

Basic earnings per share	$0.61	$0.50	$1.19	$0.97

Diluted earnings per share	$0.61	$0.49	$1.18	$0.96

Weighted average number of common shares outstanding - Basic	607,880	603,340	607,805	603,524

Weighted average number of common shares outstanding - Diluted	612,162	608,892	612,530	609,622

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	June 30,	December 31,
	2014	2013
Assets
Current Assets
Cash and cash equivalents	$1,992,442	$2,213,006
Short-term investments	2,136,779	1,534,467
Trade accounts receivable, net of allowances of $32,804 and $26,824, respectively	1,822,636	1,648,785
Unbilled accounts receivable	297,944	226,487
Deferred income tax assets, net	233,841	256,230
Other current assets	257,048	268,907

Total Current Assets	6,740,690	6,147,882
Property and equipment, net	1,086,116	1,081,164
Goodwill	449,541	444,236
Intangible assets, net	120,952	131,274
Deferred income tax assets, net	123,295	147,149
Other noncurrent assets	166,700	183,013

Total Assets	$8,687,294	$8,134,718

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$119,145	$113,394
Deferred revenue	179,660	182,893
Accrued expenses and other current liabilities	1,268,857	1,478,221

Total Current Liabilities	1,567,662	1,774,508
Deferred income tax liabilities, net	19,862	21,170
Other noncurrent liabilities	108,941	203,249

Total Liabilities	1,696,465	1,998,927

Stockholders’ Equity	6,990,829	6,135,791

Total Liabilities and Stockholders’ Equity	$8,687,294	$8,134,718

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliations of Non-GAAP Financial Measures (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GAAP income from operations	$487,921	$426,803	$947,957	$792,710
Add: Stock-based compensation expense (a)	33,534	30,237	69,351	59,330
Add: Acquisition-related charges (b)	7,602	5,912	15,542	12,566

Non-GAAP income from operations	$529,057	$462,952	$1,032,850	$864,606

GAAP operating margin	19.4%	19.7%	19.2%	19.0%
Effect of above adjustments to income from operations	1.6%	1.7%	1.7%	1.7%

Non-GAAP operating margin	21.0%	21.4%	20.9%	20.7%

GAAP diluted earnings per share	$0.61	$0.49	$1.18	$0.96
Effect of above operating adjustments, net of tax	0.05	0.04	0.11	0.08
Effect on non-operating foreign currency exchange gains and losses adjustments, net of tax (c)	—	0.04	(0.01)	0.05

Non-GAAP diluted earnings per share(d)	$0.66	$0.58	$1.28	$1.09

Notes:

(a)	For the three months ended June 30, 2014, the $33,534 adjustment to exclude stock-based compensation from income from operations includes $6,485, which was reported in cost of revenues and $27,049, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the three months ended June 30, 2013, the $30,237 adjustment to exclude stock-based compensation from income from operations includes $4,568, which was reported in cost of revenues and $25,669, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the six months ended June 30, 2014, the $69,351 adjustment to exclude stock-based compensation from income from operations includes $12,822, which was reported in cost of revenues and $56,529, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the six months ended June 30, 2013, the $59,330 adjustment to exclude stock-based compensation from income from operations includes $9,115, which was reported in cost of revenues and $50,215, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(b)	Acquisition-related charges include the following when applicable: amortization of acquired intangible assets, external deal costs, acqusition-related retention payments, changes in the fair value of contingent consideration liabilities, integration costs and other acquisition-related costs.
(c)	Non-operating foreign currency exchange gains and losses are inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes.
(d)	The sum of the components of non-GAAP diluted earnings per share may not equal the actual non-GAAP diluted earnings per share due to rounding.

The above tables serve to reconcile the Non-GAAP financial measures to comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Schedule of Supplemental Information (Unaudited)

(In thousands)

	Three Months Ended June 30, 2014
			% Change
	$	% of total	Sequential	Year over Year
Revenue by Segment:
Financial Services	$1,058,518	42.1%	3.4%	16.2%
Healthcare	645,439	25.6%	4.8%	19.2%
Manufacturing/Retail/Logistics	514,309	20.4%	0.5%	11.4%
Other	298,828	11.9%	10.4%	20.8%

Total Revenue	$2,517,094		3.9%	16.5%

Revenue by Geography:
North America	$1,928,552	76.6%	5.0%	15.0%
United Kingdom	266,009	10.6%	-4.1%	13.8%
Rest of Europe	200,240	8.0%	4.0%	30.5%

Europe - Total	466,249	18.5%	-0.8%	20.4%
Rest of World	122,293	4.9%	5.5%	26.6%

Total Revenue	$2,517,094		3.9%	16.5%

	Six Months Ended June 30, 2014
				% Change
	$	% of total		Year over Year
Revenue by Segment:
Financial Services	$2,082,222	42.2%		17.9%
Healthcare	1,261,355	25.5%		19.9%
Manufacturing/Retail/Logistics	1,026,240	20.8%		15.6%
Other	569,625	11.5%		19.4%

Total Revenue	$4,939,442			18.1%

Revenue by Geography:
North America	$3,764,783	76.2%		15.5%
United Kingdom	543,535	11.0%		20.7%
Rest of Europe	392,859	8.0%		37.7%

Europe - Total	936,394	19.0%		27.3%
Rest of World	238,265	4.8%		27.5%

Total Revenue	$4,939,442			18.1%